Exhibit 99.3
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into effective as of February 6, 2007 (the “Effective Date”) by and among Hawaiian Telcom Communications, Inc, a Delaware corporation (“HT”), TC Group III, L.P. (“Carlyle”) (as to Sections 12, 13, 15 and 17 through 24 only) and BearingPoint, Inc., a Delaware corporation (“BE”).

Recitals:	Effective as of August 2, 2004, HT and BE entered into a Master Services Agreement (together with any amendments thereto or change requests executed thereunder, the “MSA”), pursuant to which BE agreed to provide certain information technology and other services to HT.

The parties hereto have executed and delivered this Agreement to resolve certain disputes that have arisen between HT and BE under or in connection with the MSA.

Certain of the payments to be made pursuant to this Settlement Agreement will be made by certain of BE’s insurers (the “Insurers”).

1. Cash Deliveries:	On or before the Closing Date (as defined below), BE shall cause the Insurers to deliver to their respective counsel or other designee (other than BE) to be held in trust for the benefit of HT immediately available funds by wire transfer as set forth in Exhibit A.

The amounts due from the Insurers are referred to as the “Insurer Payments.”

BE shall deliver the portion of the Settlement Payment identified in Exhibit A to be paid by it (the “BE Payment”) directly to HT on the Closing Date as contemplated in Section 2 below. Together, the BE Payment and the Insurer Payments are referred to as the “Settlement Payments.”

The aggregate amount of the Settlement Payments will be Fifty-two Million Dollars ($52,000,000.00).

2. Closing:	After the date that all Insurer Payments required under Section 1 have been received by the respective counsel of the Insurers (or other designee other than BE), but in any event on or before March 27, 2007 (the “Closing Date”), BE shall coordinate the simultaneous delivery of the Settlement Payments to HT by wire transfer to an account designated by HT.

3. Forgiveness of BE Invoices:	Effective as of the Closing Date, BE hereby waives, releases and forgives HT from any liability for the BE invoices previously submitted to HT and listed in Exhibit B. This forgiveness specifically extends to all invoices for operate services provided by BE to HT from the initiation of such services through the Effective Date.

Except as otherwise provided in the Transition Agreement (as defined below) or otherwise agreed in writing by BE and HT, all other BE invoices and any charges, costs, expenses or other amounts that have not been invoiced with respect to services provided to HT on or prior to the Effective Date, are also hereby forgiven and deemed to be waived and released in their entirety, effective as of the Closing Date.

4. Release to BE:	Effective as of the Closing Date, except for the Reserved Claims (as defined below), HT (on behalf of itself and its former, present and future subsidiaries, parents, affiliates, representatives, successors and assigns and all persons acting by, through, under or in concert with them or any of them) hereby fully and forever irrevocably and unconditionally releases, acquits and discharges BE, together with its former, present and future subsidiaries, affiliates, successors, assigns, representatives, their respective directors, officers and employees and all persons acting by, through, under or in concert with them or any of them, and their respective insurers and reinsurers (collectively, the “BE Released Parties”) from, and agrees not to sue regarding, any and all actions, causes of action, claims or demands (whether at law or in equity), liabilities, losses, damages, or any other form of claim or compensation for known or unknown acts or omissions taken or suffered by any of the BE Released Parties on or before the Closing Date.

It is expressly understood and agreed that the forgoing release does not extend to and does not release any Reserved Claims.

5. Release to HT:	Effective as of the Closing Date, except for the Reserved Claims, BE (on behalf of itself and its former, present and future subsidiaries, parents, affiliates, representatives, successors and assigns and all persons acting by, through, under or in concert with them or any of them) hereby fully and forever irrevocably and unconditionally releases, acquits and discharges HT, together with its former, present and future subsidiaries, affiliates, successors, assigns, representatives, their respective directors, officers and employees and all persons acting by, through, under or in concert with them or any of them (collectively, the “HT Released Parties”) from, and agrees not to sue regarding, any and all actions, causes of action, claims or demands (whether at law or in equity), liabilities, losses, damages, or any other form of claim or compensation for known or unknown acts or omissions taken or suffered by any of the HT Released Parties on or before the Closing Date.

It is expressly understood and agreed that the forgoing release does not extend to and does not release any Reserved Claims.

6. Transition Agreement:	For the avoidance of doubt, the releases set forth above shall have no effect on the obligation of HT and BE to perform their respective obligations under the Transition Agreement (as defined below), all of which shall be subject to the terms and conditions of the Transition Agreement.

7. Termination of MSA:	In recognition of the transactions contemplated by this Agreement and the respective obligations of HT and BE under the Transition Agreement, from and after the Effective Date and until the earlier of the Closing Date or the date of termination of this Agreement in accordance with Section 16 below, the MSA shall be deemed suspended and neither HT nor BE shall be obligated to perform their respective obligations thereunder.

Except as provided in the immediately following paragraph and in Section 8, effective as of the Closing Date, the MSA shall be terminated in its entirety and shall be deemed to be of no further force or effect, and neither HT nor BE shall have any further liability, obligation or responsibility thereunder.

Notwithstanding the provisions of Section 22.14 of the MSA, no provision, article or section of the MSA will survive such termination except as set forth in this Section 7 and Section 8. The following provisions (the “Surviving Provisions”) of the MSA will survive the termination of the MSA and remain in full force and effect:
1.	Section 9.4.2 (b) (License to Supplier Technical Elements);

2.	Section 9.4.3 (License to Supplier Third Party Technical Elements); and

3.	Section 11.2 (Ownership) (other than Subsections 11.2.5 and 11.2.6 thereof).

For the avoidance of doubt, BE’s provision of Transition Services (as defined below) will be subject to the terms and conditions of the Transition Agreement and not the MSA.

8. Reserved Claims:	The following provisions (the “Reserved Provisions”) of the MSA will survive the termination of the MSA and remain in full force and effect: Subsections 18.1.5, 18.1.9, 18.2.2 and 18.2.3 (IP Infringement).

In addition, if a claim is made under any of the Reserved Provisions, Sections 18.4, 18.7 and 18.8 of the MSA will apply to such claims (but only as to the manner of the making of such claim and not as a Reserved Claim).

“Reserved Claims” means any and all actions, causes of action, claims or demands (whether at law or in equity), liabilities, losses, damages, or any other form of claim or compensation for known or unknown acts or omissions arising under the Reserved Provisions.

HT represents and warrants to BE that as of the date hereof it has no knowledge of any matter which would reasonably be expected to result in a claim by HT against BE for infringement or misappropriation under the Reserved Provisions hereunder.

BE represents and warrants to HT that as of the date hereof it has no knowledge of any matter which would reasonably be expected to result in a claim by BE against HT for infringement or misappropriation under the Reserved Provisions hereunder.

9. Transition Assistance:	Contemporaneously with the execution and delivery of this Agreement, BE and HT shall execute and deliver a Transition Agreement, pursuant to which BE shall provide certain transition assistance services (“Transition Services”) to HT (the “Transition Agreement”). The effectiveness of this Agreement shall be subject to the prior execution and delivery of the Transition Agreement.

10. Acknowledgement:	By executing and delivering this Agreement, neither HT nor BE shall be deemed to have admitted to the performance or suffering of any improper action in connection with the subject matter hereof.

11. Bankruptcy Provision:	In the event a BE Bankruptcy Event (as defined below) occurs prior to the Closing Date, if BE does not assume this Agreement within 60 days of such Bankruptcy Event, HT may file a precautionary claim in any bankruptcy proceeding of BE regarding the matters settled herein (not limited to the amount of the Settlement Payments), but agrees to withdraw such claim if the bankruptcy court subsequently enters an order authorizing and directing assumption of this Agreement and payment in full of the Settlement Payments and such Settlement Payments are received by HT. Nothing set forth in this paragraph shall be deemed an admission by any party hereto that this Agreement is or shall be an executory contract on or after the occurrence of a BE Bankruptcy Event.

In the event a BE Bankruptcy Event occurs after the Closing Date, HT may file a precautionary claim in any bankruptcy proceeding of BE regarding the matters settled herein (not limited to the amount of the Settlement Payments), but (a) HT agrees to withdraw such claim if (i) HT receives the Settlement Payments and (ii) either (A) no proceedings are brought to recover the Settlement Payments within the applicable limitations time period in which a trustee or debtor-in-possession may bring causes of action under Chapter 5 of Title 11 of the United States Code, or (B) upon entry of a final and non-appealable order finding that HT has no liability to BE’s estate under Chapter 5 of Title 11 of the United States Code, and (b) although the total amount of such claim is not limited to the amount of the Settlement Payments, HT agrees to reduce such claim by the difference between the amount of the Settlement Payments and the Disgorged Amount (defined below) upon entry of a final and non-appealable order establishing HT’s liability under Chapter 5 of Title 11 of the United States Code and requiring HT to disgorge an amount equal to such liability (the “Disgorged Amount”) to BE’s estate.

“BE Bankruptcy Event” means the entry of an order of relief stemming from an involuntary or voluntary petition in bankruptcy under Title 11 of the United States Code.

12. Confidentiality:	Each of HT, Carlyle and BE shall keep the terms and conditions of this Agreement strictly confidential, and no party hereto shall disclose such terms and conditions to any third party except: (1) with the prior written consent of each of the other parties, (2) to the extent required by applicable law or regulation or by order of a court of competent jurisdiction, (3) in confidence to the professional legal and financial counsel representing such party, (4) in confidence to any party covered or potentially covered by the releases granted herein, or (5) as required by agreements with a party’s existing and potential financing sources, provided that such sources are bound by existing confidentiality obligations. With respect to a disclosure by HT or BE pursuant to the foregoing clause (2), HT or BE, as the case may be, shall, except as may be prohibited by applicable law, provide BE or HT, as the case may be, with prior written notice as early as practicable prior to such disclosure pursuant to such applicable law, regulation or order so as to permit the other an opportunity to object or seek confidential treatment of such material, as applicable and such disclosing party shall (i) reasonably assist the other objecting to such disclosure in its efforts (a) to interpose an objection to such disclosure, (b) to take action to seek to assure confidential handling of such information or (c) to take such other action as it deems reasonably appropriate to protect such information, and (ii) at the request of the party objecting to such disclosure, use commercially reasonable efforts, at the expense of the objecting party, to limit the disclosure of the terms and conditions of this Agreement to the extent permitted by applicable law. With respect to the U.S. Federal Communications Commission, the U.S. Securities and Exchange Commission and Hawaii Public Utilities Commission, nothing herein shall restrict a party’s ability to disclose terms and conditions of this agreement to the extent legally required, in the sole good faith judgment of the disclosing party.

Any provisions of this Agreement that become publicly available as a result of disclosures made in compliance with the terms of this Section 12 shall thereafter not be subject to the terms of this provision.

BE shall cause the Insurers to agree to maintain the confidentiality of this Agreement and the Transition Agreement pursuant to customary confidentiality obligations.

13. Non-Disparagement:	From and after the date hereof, each of HT (on behalf of itself and its subsidiaries, parent, affiliates, successors, assigns, directors and officers) and Carlyle hereby agrees not to make any written or oral statement to a person not subject to Section 12 above or Section 2.9 of the Transition Agreement or, in the case of statements to persons or entities that are portfolio companies controlled by Carlyle or in which Carlyle has a substantial economic interest, or that are affiliates of Carlyle, not subject to similar confidentiality obligations to Carlyle, HT or an affiliate of either, concerning BE’s performance under the MSA, the Services provided by BE under the MSA or the management of such performance or Services that would negatively comment on, disparage, or call into question the business, operations, policies or conduct of BE, or to act in any way with respect to such business, operations, policies or conduct that would damage BE’s reputation, business relationships or present or future business, or the reputation of any past or present subsidiaries, affiliates, successors, assigns, directors, officers or employees of BE, except to the extent: (1) required by law, (2) in HT’s or Carlyle’s sole good faith discretion, necessary for HT or Carlyle to defend itself in any civil, criminal, administrative, judicial, arbitral, regulatory, or administrative proceeding, or (3) in HT’s or Carlyle’s sole good faith discretion, necessary to respond to requests for information submitted by existing and potential financing sources of HT or Carlyle, provided that such sources are bound by existing confidentiality obligations.

From and after the date hereof, BE (on behalf of itself and its subsidiaries, parent, affiliates, successors, assigns, directors and officers) hereby agrees not to make any written or oral statement to a person not subject to Section 12 above or Section 2.9 of the Transition Agreement, concerning HT’s performance under the MSA or utilization of the Services provided by BE under the MSA or the management of HT in connection with HT’s receipt or utilization of the Services that would negatively comment on, disparage, or call into question the business, operations, policies or conduct of HT, or to act in any way with respect to such business, operations, policies or conduct that would damage HT’s reputation, business relationships or present or future business, or the reputation of any past or present subsidiaries, affiliates, successors, assigns, directors, officers or employees of HT, except to the extent: (1) required by law, (2) in BE’s sole good faith discretion, necessary for BE to defend itself in any civil, criminal, administrative, judicial, arbitral, regulatory, or administrative proceeding, or (3) in BE’s sole good faith discretion, necessary to respond to requests for information submitted by existing and potential financing sources of BE, provided that such sources are bound by existing confidentiality obligations.

14. Press Release:	Attached hereto as Exhibit C is a form of press release to be issued by HT and BE promptly following the execution and delivery of this Agreement.

15. Binding Agreement:	It is the intention of the parties hereto that, upon execution and delivery of this Agreement by all of the parties hereto, this Agreement shall be binding and enforceable against each such party.

16. Termination:	HT in its sole discretion, by written notice to BE, may terminate this Agreement if HT does not receive the Settlement Payments in full by 4:00 p.m., Eastern Time, on March 30, 2007; provided however, termination under this provision shall not in and of itself relieve any Party from liability regarding the matters settled herein (including but not limited to costs, expenses and damages, whether consequential or otherwise). If HT so elects to terminate this Agreement under this Section 16, (a) such termination shall constitute HT’s sole and exclusive remedy under this Agreement and (b) the Parties shall be restored to the status quo ante (it being expressly understood that no releases contemplated by this Agreement shall have any force or effect in the event of such termination), including that (i) the MSA shall be deemed reinstated to full force and effect as of the Effective Date (as if it had never terminated), (ii) all invoices previously submitted to HT shall not be waived and all amounts with respect to services provided to HT but not yet invoiced shall not be waived, (iii) the Transition Agreement shall be terminated as of the date of the termination of this Agreement and shall be void ab initio (with the express understanding that, notwithstanding any provision of the Transition Agreement, no provisions of the Transition Agreement shall survive and the relationship of the Parties shall be governed by the MSA as if it had never been suspended or terminated as the case may be), (iv) promptly (but in any event within two business days) after any such termination of this Agreement by HT, HT shall return, by wire transfer of immediately available funds, any portion of the Settlement Payment previously received by HT to the entity that paid the same, and (v) this Agreement may not be relied on or referred to for any purpose, other than to enforce this Agreement.

Furthermore, (i) none of the releases granted under this Agreement shall be valid if HT terminates this Agreement as provided in the previous paragraph, (ii) the release of BE under this Agreement shall not be valid if HT is required to return to BE or to pay to BE’s bankruptcy estate or other creditors, and in fact returns or pays, any portion of the Settlement Payment as a result of such payment being determined by a court of competent jurisdiction in a final and non-appealable order to be a “preference,” “fraudulent conveyance,” or otherwise recoverable by BE in connection with its bankruptcy or insolvency and (iii) the termination of the Transition Agreement shall have no effect on the terms or enforceability of this Agreement, including the terms of the releases set forth herein.

17. Amendment; Waiver:	The terms and provisions of this Agreement, including any Exhibit hereto, may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

18. Construction:	The section headings contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days shall be deemed references to calendar days and (b) any reference to a “Section” or “Exhibit” shall be deemed to refer to a section of this Agreement or an exhibit attached to this Agreement. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The portions of the MSA that are not Surviving Provisions or Reserved Provisions may be used to the extent necessary to interpret the meaning of the Surviving Provisions and the Reserved Provisions, but only for such purpose and for no other purpose.

19. Severability:	If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided, however, that if such illegal, invalid or unenforceable provision may be made legal, valid and enforceable by limitation thereof, then the provision shall be revised and reformed to make it legal, valid and enforceable to the maximum extent permitted by law.

20. Entire Agreement:	This Agreement, together with the Transition Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements and understandings with respect to the subject matter hereof.

21. Dispute Resolution; Venue:	Any dispute among the parties arising out of or relating to this Agreement shall be solely and exclusively resolved by confidential, binding arbitration before the Honorable Nicholas Politan. The arbitrator shall have the right to award, or include in any award, injunctive relief. Any arbitrator’s award shall be final and binding on the parties thereto, and judgment thereon may be entered in any court of competent jurisdiction. The arbitrator may, in the arbitrator’s sole discretion, award attorneys’ fees to the prevailing Party in any dispute. In the event of the arbitrator’s death, disability or extended absence, the parties to such dispute will mutually agree to name a replacement arbitrator.

The binding arbitration provision above shall be the sole and exclusive manner in which any disputes among the parties arising out of or relating to this Agreement shall be resolved; provided, however, that any party may institute formal proceedings in a bankruptcy court of competent jurisdiction at any time to preserve a superior position with respect to creditors.

Notwithstanding the foregoing, the parties agree that any dispute concerning a breach of Sections 1 or 2 of this Agreement, to the extent concerning a failure of one or more of the Insurers to fund the Settlement Payment, shall be solely and exclusively resolved by the same alternative dispute resolution (“ADR”) process applicable to the resolution of such dispute between BE and the Insurers as provided in BE’s applicable professional insurance policies a true and correct copy of which has been provided to HT by BE. BE agrees that it will select arbitration (rather than mediation) as the applicable ADR process to resolve such dispute under such policies. The parties acknowledge that such ADR process may be commenced in New York, New York; Atlanta, Georgia; Chicago, Illinois; Denver, Colorado; or Virginia.

22. Governing Law:	This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii without giving effect to principles of conflicts of law.

23. Counterparts:	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Notices:	All notices required or permitted by this Agreement will be in writing with a copy sent by email and will be deemed duly given (a) when delivered by hand, (b) on the designated day of delivery after being timely given to an express overnight courier with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means (other than email) specified in this Section or (d) five (5) Business Days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested and postage prepaid, and addressed as follows:
In the case of HT:
David Torline
Senior VP and Chief Information Officer
Hawaiian Telcom, Inc.
1177 Bishop Street
Honolulu, HI 96813
Fax: +1 (808) 546-8956
Email: David.Torline@hawaiiantel.com
With a copy to:
Alan Oshima
General Counsel
Hawaiian Telcom Communications, Inc.
1177 Bishop Street
Honolulu, HI 96813
Fax: +1 (808) 546-8956
Email: Alan.Oshima@hawaiiantel.com
In the case of BE:
Paul Ciandrini
Executive Vice President
BearingPoint, Inc.
500 E. Middlefield Rd.
Mountain View, CA 94043
Fax: +1 (650) 968-1064
Email: Paul.Ciandrini@bearingpoint.com
With a copy to:
John Eichenberger
BearingPoint, Inc.
1676 International Drive
McLean, VA 22102-4828
Fax: +1 (703) 991-2669
Email: John.Eichenberger@bearingpoint.com

In the case of Carlyle:
Matthew P. Boyer
Managing Director
The Carlyle Group
520 Madison Avenue
New York, NY 10022
Fax: +1 (212) 381-4901
Email: Matthew.Boyer@carlyle.com
With a copy to:
Jeffrey W. Ferguson
Managing Director and General Counsel
The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Washington, DC 20004-2505
Fax: +1 (202) 347-1818
Email: Jeffrey.Ferguson@carlyle.com

Exhibits:	Exhibit A — Settlement Payments Exhibit B — Waived BE Invoices Exhibit C — Form of HT/BE Press Release
***Remainder of Page Intentionally Left Blank; Signature Pages Follow***

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement to be binding and effective as of the Effective Date.

Hawaiian Telecom Communications, Inc.
By:	/s/ Michael S. Ruley
	Name:	Michael S. Ruley
	Title:	Chief Executive Officer

TC Group III, L.P. (as to Sections 12, 13, 15 and 17 through 24 only)
By:	TC Group III, L.L.C., its General Partner
	By:	TC Group, L.L.C., its Managing Member
		By:	TCG Holdings, L.L.C., its Managing Member

			By:	/s/ Matthew P. Boyer
				Name:	Matthew P. Boyer
				Title:	Managing Director

BearingPoint, Inc.
By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer

13